                                                                   EXHIBIT 99.1


           CTI MOLECULAR IMAGING, INC. REPORTS FINANCIAL RESULTS FOR
                       THE FIRST QUARTER OF FISCAL 2004

                      Net Revenues Grow 22% to $74 Million
                         Backlog Up 50% to $228 Million
                          Earnings Per Share of $0.02

KNOXVILLE, TN - FEBRUARY 3, 2004 - CTI Molecular Imaging, Inc. (Nasdaq: CTMI), a leading provider of positron emission tomography (PET) equipment, molecular probes and services, today announced financial results for its first quarter ended December 31, 2003.

Net revenues for the first quarter were $74.1 million, a 22% increase over net revenues of $60.6 million for the same period last year. Net income was $0.7 million, or $0.02 per share on a fully-diluted basis, compared to $3.4 million, or $0.07 per share on a fully-diluted basis, in the prior fiscal year's first quarter. Backlog at December 31, 2003 totaled $227.7 million, an increase of $76.1 million, or 50%, from a year ago.

"Our first quarter showed that we could balance our long term desire for growth with our quarterly objective of meeting and exceeding our earnings per share goals," said Ron Nutt, Ph.D., President and Chief Executive Officer. "The market remains very competitive and the pricing trends are still difficult to forecast, but we believe we have made a good start addressing the challenge of better balance."

During the first quarter, on a consolidated basis CTI shipped 26 scanners and booked orders for an additional 55 units. Of these scanners, CTI's direct distribution arm, CTI Solutions, shipped 5 scanners and booked orders for an additional 19 scanners. "During the first quarter, we saw good business activity in spite of the fact that our new LSO HI-REZ PET/CT scanner will not be available for shipment until late in the second quarter. I was also pleased to see that orders were up 16% from our other distributors after several quarters in a row where those orders had not grown," continued Dr. Nutt.

In the first quarter, FDG doses sold by PETNET were up 50% over the prior year's quarter, which was partially offset by a 4% sequential decline in average price. PETNET did not open any new molecular probe manufacturing and distribution centers during the quarter. "PETNET has recently made significant progress in signing several agreements with therapeutic pharmaceutical companies with large compound libraries, as well as world-class research institutions. These include our recently announced partnerships with Johns Hopkins and the Yerkes National Primate Research Center of Emory University, as well as other initiatives we have underway. These partnerships are an extremely valuable means for PETNET to expand its role in the development of new molecular probes and biomarkers, while at the same time limiting our research and development expense," said Dr. Nutt.


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SEGMENT INFORMATION:


                                         Three Months Ended
                                            December 31,
                                      --------------------------
(in thousands)                          2003              2002
                                      --------          --------

REVENUES, GROSS:
CPS                                   $ 55,486          $ 35,743
Detector Materials                      12,089            13,261
CTI Solutions                           37,776            29,684
                                      --------          --------
Total                                 $105,351          $ 78,688
                                      ========          ========

REVENUE ELIMINATIONS:
CPS                                   $(17,987)         $ (3,824)
Detector Materials                     (12,064)          (12,762)
CTI Solutions                           (1,193)           (1,543)
                                      --------          --------
Total                                 $(31,244)         $(18,129)
                                      ========          ========

REVENUES, NET:
CPS                                   $ 37,499          $ 31,919
Detector Materials                          25               499
CTI Solutions                           36,583            28,141
                                      --------          --------
Total                                 $ 74,107          $ 60,559
                                      ========          ========

INCOME (LOSS) FROM OPERATIONS:
CPS                                   $  6,312          $  6,161
Detector Materials                       6,711             4,350
CTI Solutions                           (4,948)           (2,474)
Corporate                               (3,664)              487
                                      --------          --------
Total                                 $  4,411          $  8,524
                                      ========          ========

ORDERS, SHIPMENTS AND BACKLOG:

The following table summarizes scanner orders and shipments on a consolidated basis:


                                         Three Months Ended           Three Months Ended
                                          December 31, 2003            December 31, 2002
                                        ----------------------      ----------------------
                                        Orders       Shipments      Orders       Shipments
                                        ------       ---------      ------       ---------

CTI Solutions                             19             5            25             5
CPS through other distributors            36            21            31            25
                                          --            --            --            --
Total                                     55            26            56            30
                                          ==            ==            ==            ==


Backlog on a consolidated basis at December 31, 2003 is $227.7 million. Backlog includes orders for PET and PET/CT scanners, cyclotrons and service and maintenance contracts, and excludes orders placed with PETNET for FDG doses.

FINANCIAL OUTLOOK:

"For the fiscal year 2004, we continue to be confident with our prior revenue guidance in the range of $435 million to $445 million and earnings per share in the range of $0.55 to $0.59," said Dr. Nutt. "For the second quarter, we expect revenue of approximately $105 million and earnings per share of $0.11 to $0.12."


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EARNINGS CONFERENCE CALL INFORMATION:

The dial-in number for today's earnings call at 9:00 a.m. Eastern Standard time is (706) 643-3432. A replay of the call will be available for one week until February 9, 2004. To hear this replay, please dial (800) 642-1687 and enter the reservation number 4954202. A simultaneous webcast of the call will be accessible via the internet at www.ctimi.com under the Investor Relations section. A replay of the webcast will also be archived on this site.

ABOUT CTI:

CTI Molecular Imaging, Inc. is a leading supplier of products and services for positron emission tomography (PET), a diagnostic imaging technology used in the detection and treatment of cancer, cardiac disease and neurological disorders. Additional information is available at: www.ctimi.com.

ABOUT PET AND PET/CT:

PET images the biology of diseases at the molecular level, often before anatomic changes are visible or, in some cases, before symptoms appear. Diseases are biological processes and it is these processes that PET examines. PET/CT is a new imaging technology that combines the biological examination of patients by PET with the CT images of the body's structural detail. PET/CT technology improves the diagnostic accuracy and treatment management of patients by providing surgeons, radiation oncologists and other physicians with precise anatomical landmarks associated with the disease condition as determined by PET.

PET's whole-body imaging capability helps physicians improve their ability to detect and determine the location, extent and stage of cancer, neurological disorders and cardiac disease. By improving diagnosis, PET scans aid physicians in selecting better courses of treatment, as well as assessing whether treatment is effective or should be changed. Recent published clinical trials have shown that in a wide array of cancers, the use of PET has caused the treatment to be changed for 15 to 50% of patients, depending on the specific clinical question. In addition, PET and PET/CT provide both the patient and their physician with a degree of certainty that is often unavailable through other imaging methods.

CONTACTS:

CTI Molecular Imaging, Inc., Knoxville, TN
David N. Gill, 865-218-2000
Michael A. Lawless, 865-218-2000

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements, which may be identified by words such as "believe," "expect," "anticipate," "intend," "on pace," "estimate" or similar expressions, include statements regarding CTI's financial outlook for 2004, the availability of certain new products for shipment, anticipated new research and development alliances involving PETNET and any other statements that necessarily depend on future events. Forward-looking statements involve a number of risks and uncertainties and there can be no assurance that any forward-looking statements will prove to be accurate. Important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements include: competition; the seasonality of capital equipment sales; the availability and amount of third-party payor reimbursement for PET procedures; Siemens' option to purchase a majority interest in CPS, CTI's subsidiary that develops and manufactures PET scanners; market acceptance of PET products in general and CTI's products and services in particular; the timing of orders from distribution partners and customers; legislative and regulatory developments; the timing of research and development and marketing expenses; relationships with suppliers and distributors; pricing; customer demand for financing services; and general economic conditions, such as interest rates. CTI undertakes no obligation to update or revise any forward-looking statements. Further information regarding risks, uncertainties and other factors that could adversely affect CTI or cause actual results to differ materially from those anticipated in forward-looking statements are included in CTI's Annual Report on Form 10-K for the fiscal year ended September 30, 2003 and in other reports CTI files with the SEC.

                          CTI Molecular Imaging, Inc.
                          Consolidated Balance Sheets

                                                                            December 31,        September 30,
(in thousands)                                                                  2003                 2003
                                                                            ------------        -------------
                                                                             (unaudited)

ASSETS
Current assets:
  Cash and cash equivalents                                                   $ 44,429            $ 49,978
  Accounts receivable -- trade, net                                             46,406              72,240
  Accounts receivable -- related party, net (1)                                 37,090              42,430
  Inventories                                                                   90,015              70,852
  Deferred tax asset                                                            19,705              17,751
  Prepaid expenses and other current assets                                      6,779               7,691
                                                                              --------            --------
    Total current assets                                                       244,424             260,942
                                                                              --------            --------

Property and equipment, net                                                    113,736             107,293
Goodwill                                                                        25,076              25,040
Other assets                                                                    27,900              31,773
                                                                              --------            --------
    Total assets                                                              $411,136            $425,048
                                                                              ========            ========


LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Trade accounts payable                                                      $ 38,989            $ 46,507
  Current maturities of long-term debt and capital lease obligations             4,056               5,501
  Accrued liabilities                                                           18,773              25,854
  Customer advances                                                              9,067               6,863
  Income taxes payable                                                              --               3,724
                                                                              --------            --------
    Total current liabilities                                                   70,885              88,449
                                                                              --------            --------

Other long-term liabilities                                                      1,735               2,332
Deferred tax liability                                                           9,739               8,999
Long-term debt and capital lease obligations                                    19,185              18,688
                                                                              --------            --------
    Total liabilities                                                          101,544             118,468
                                                                              --------            --------

Minority interest                                                               47,255              46,727

Shareholders' equity                                                           262,337             259,853
                                                                              --------            --------
    Total liabilities and shareholders' equity                                $411,136            $425,048
                                                                              ========            ========

(1)      Represent receivables from Siemens Medical Solutions USA, Inc.

                          CTI Molecular Imaging, Inc.
                     Consolidated Statements of Operations


                                                                         Three Months Ended
                                                                            December 31,
                                                                -------------------------------------
(In thousands, except share and per share data)                     2003                     2002
                                                                ------------             ------------
                                                                           (unaudited)

Revenues                                                        $     74,107             $     60,559
Cost of revenues                                                      43,735                   32,646
                                                                ------------             ------------
      Gross margin                                                    30,372                   27,913
                                                                ------------             ------------
Operating expenses:
  Selling, general and administrative expenses                        15,260                   12,204
  Research and development expenses                                   10,190                    6,629
  Stock-based compensation expense                                       511                      556
                                                                ------------             ------------
    Total operating expenses                                          25,961                   19,389
                                                                ------------             ------------
Income from operations                                                 4,411                    8,524
Interest expense, net                                                    485                       76
Other (income) expense                                                  (595)                    (441)
                                                                ------------             ------------
Income before income taxes and minority interest                       4,521                    8,889
Provision for income taxes                                             1,699                    3,492
                                                                ------------             ------------
Income before minority interest                                        2,822                    5,397
Amount applicable to minority interest, net of taxes                   2,105                    2,013
                                                                ------------             ------------
Net income                                                      $        717             $      3,384
                                                                ============             ============

Earnings (loss) per share
  Basic                                                         $       0.02             $       0.08
  Diluted                                                       $       0.02             $       0.07
Weighted average shares
  Basic                                                           44,331,007               42,103,795
  Diluted                                                         46,321,070               46,660,775